EXHIBIT 4.2

EXECUTION VERSION

ROXIO, INC.

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is dated as of June 17, 2004 by and between ROXIO, INC., a Delaware corporation (the “Company”) and BEST BUY ENTERPRISE SERVICES, INC., a Minnesota corporation (together with its permitted assigns, the “Purchaser”). All capitalized terms not defined herein shall have the meaning established in the Purchase Agreement (as defined below).

RECITALS

WHEREAS, the Company and the Purchaser are parties to a Common Stock Purchase Agreement dated as of even date herewith (the “Purchase Agreement”), pursuant to which the Purchaser will purchase from the Company, and the Company will sell to the Purchaser shares of the Company’s common stock, par value $0.001 per share; and

WHEREAS, in order to induce the Purchaser to enter into the Purchase Agreement, the Company agrees to provide certain registration rights for the Registrable Securities (as defined hereunder) provided herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises set forth in this Agreement, the parties agree as follows:

ARTICLE I

DEFINITIONS

“Business Day” means Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York or California are authorized or obligated by law or executive order to close.

“Common Stock” means the Company’s common stock, par value, $0.001 per share.

“Form S-3” means a Registration Statement on Form S-3 or any successor form that includes only those items and that information required to be included in Parts I and II of such Form.

“Questionnaire” means a Selling Securityholder Questionnaire containing such information with respect to the Purchaser and the intended distribution of any Registrable Securities as may be required in connection with the Registration Statement.

“register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

“Registrable Securities” means all shares of Common Stock of the Company issuable pursuant to the Purchase Agreement, which shall include up to 5,025,000 shares of Common Stock.

“Registration Statement” means the Form S-3 registration statement filed by the Company with the SEC pursuant to Section 2.1 hereof, provided, however, that if Form S-3 is unavailable, then the Company shall be required to file a Registration Statement on Form S-1.

“SEC” or “Commission” means the United States Securities and Exchange Commission.

All other capitalized terms, not otherwise defined herein, will have the meaning set forth in the Purchase Agreement.

ARTICLE II

REGISTRATION

2.1 Company’s Obligation. Subject to receipt of necessary information in writing from the Purchaser, including without limitation, a Questionnaire (a copy of which is attached hereto as Exhibit A) from the Purchaser, the Company will prepare and file with the SEC, as soon as practicable after the Initial Closing, but in no event later than thirty (30) days from the Initial Closing, the Registration Statement to enable the continuous or delayed resale (pursuant to Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”)) of the Registrable Securities by the Purchaser from time to time during the Registration Period (defined below). The Company will use its commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC as soon as practicable after filing. The Company will use its commercially reasonable efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement current and effective for a period not exceeding the earlier of (a) two years from the date of the last Closing to take place pursuant to the Purchase Agreement, (b) until all Registrable Securities may be sold without volume restrictions pursuant to Rule 144, or (c) the date on which neither the Purchaser nor any permitted assignee or transferee holds any Registrable Securities (the “Registration Period”). Thereafter, the Company shall be entitled to withdraw the Registration Statement and the Purchaser will have no further right to offer or sell any of the Registrable Securities pursuant to the Registration Statement. The parties understand and agree that the offer and sale of Registrable Securities pursuant to the Registration Statement will not be underwritten. The Company may defer for a period of not more than ninety (90) days effecting, or to taking any action to effect, any registration pursuant to this Section 2.1 if the Chief Executive Officer of the Company signs and delivers to the Purchaser a certificate stating that the Board of Directors of the Company in good faith reasonably believes, that proceeding with the registration would be materially detrimental to the Company.

2.2 Suspension. In the event:

(a) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement,

(b) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose,

(c) of the receipt by the Company of any notification with respect to the suspension or the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose,

(d) of any event or circumstance which necessitates the making of any changes in the Registration Statement, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus included in the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(e) a good faith determination by the Board of Directors of the Company is made that continued use by the Purchaser of the Registration Statement for purposes of effecting offers or sales of Registrable Securities pursuant thereto would require, under the Securities Act, premature disclosure in the Registration Statement of material, nonpublic information concerning the Company, its business or prospects or any proposed material transaction involving the Company and that it is essential to suspend the use by the Purchaser of such Registration Statement for purposes of effecting offers or sales of Registrable Securities thereto, then the Company will deliver a certificate in writing signed by the Chief Executive Officer of the Company to the Purchaser (the “Suspension Notice”) to the effect of the foregoing and, upon delivery of such Suspension Notice, the Purchaser will refrain from selling any Registrable Securities pursuant to the Registration Statement (a “Suspension”) until the Purchaser’s receipt of copies of a supplemented or amended Registration Statement that has been prepared and filed by the Company or until it is advised in writing by the Company that the current Registration Statement may be used. The receipt of any Suspension Notice by the Purchaser shall not be disclosed, and shall be kept in strict confidence, by the Purchaser. Without limiting the generality of the foregoing, the Company may effect a Suspension pursuant to subsection (e) of this Section 2.2 not more than two (2) times in any twelve (12) month period, and collectively, for not more than one hundred twenty (120) days (the “Suspension Limitations”), provided that (i) the number of days the Company may have deferred the Registration Statement pursuant to the last sentence of Section 2.1 above shall be counted towards the one hundred twenty (120) day period included in the Suspension Limitations (but not the number of times the Company may effect a Suspension) during the first twelve (12) months of the date hereof, and (ii) after the two year anniversary of this Agreement, such Suspension Limitations shall no longer apply; provided, however, that if the Company effects one or more Suspensions after the two year anniversary of this Agreement, then, the Registration Period shall automatically be extended by the number of days such Suspensions were in effect during such time period.

2.3 Other Stockholder/Company Piggyback. The Company may elect to include shares of Common Stock for its own account or the account of any of its other stockholders in the Registration Statement.

2.4 Purchaser Piggyback.

(a) If, at any time, the Company proposes to register (including for this purpose a registration effected by the Company for its own account or for the account of a stockholder other than the Purchaser) any shares of Common Stock under the Securities Act in connection with the public offering of such securities (other than a registration form relating to: (a) a registration of a stock option, stock purchase or compensation or incentive plan or of stock issued or issuable pursuant to any such plan, or a dividend investment plan; (b) a registration of securities issued or proposed to be issued in exchange for securities or assets of or in connection with a merger or consolidation with, another corporation; or (c) a registration of securities issued or proposed to be issued in exchange for other securities of the Company), the Company shall, each such time, as promptly as reasonably practicable (but in any event not less than fifteen (15) days prior to filing the initial registration statement with the SEC for such registration), give the Purchaser written notice of such registration. Upon the written request of the Purchaser given within ten (10) days after receipt of such written notice from the Company in accordance with Section 5.2, the Company shall, subject to the provisions of subsection (b) of this Section 2.4 (in the case of an underwritten offering), use all reasonable efforts to cause to be registered under the Securities Act all of the Registrable Securities that the Purchaser has requested to be registered.

(b) The right of the Purchaser to “piggyback” in an underwritten public offering of the Company’s securities pursuant to subsection (a) of this Section 2.4 shall be conditioned upon the Purchaser’s participation in such underwriting in accordance with the terms hereof and the inclusion of the Purchaser’s Registrable Securities in the underwriting to the extent provided herein. The Purchaser shall (together with the Company and any other stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by the Company. Notwithstanding any other provision of this Section 2.4, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may exclude some or all of the Registrable Securities from such registration and underwriting, provided that the Purchaser is allowed to participate in the offering in the same proportion (based on the total number of securities to be registered in such offering) as any other stockholder of the Company (i) participating in such offering and (ii) having registration rights on parity with the Purchaser; provided, however, that nothing in this Agreement shall be construed to limit the Company’s ability to grant registration rights from and after the date hereof on parity with or senior to those rights of the Purchaser contained herein, provided that the aggregate offering price of the offering (whether such offering is effectuated in one or more closings) pursuant to which such registration rights are granted exceed $1,000,000 (the “Offering Threshold”), and provided further that the registration rights granted pursuant to the offering apply only to the securities issued therein. The Company shall not grant registration rights senior to those of the Purchaser contained herein without the Purchaser’s written consent if the aggregate offering price of the offering of securities with respect to which such registration rights are granted is less than or equal to the Offering Threshold. If the Purchaser disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company. Any Registrable Securities excluded or withdrawn from such underwriting in accordance herewith shall be withdrawn from such registration.

2.5 Restrictions on the Purchaser. The Purchaser agrees that it will not effect any disposition of the Registrable Securities except as contemplated in the Registration Statement or as otherwise permitted by law and by this Agreement and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Purchaser or its plan of distribution.

2.6 Expenses. All expenses incident to the Company’s performance of or compliance with the registration pursuant to ARTICLE II, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger expenses, telephone and delivery expenses, and fees and disbursements of the Company counsel and of independent certified public accountants of the Company, will be borne by the Company. The Company will also pay its internal expenses and the fees and expenses of any person or entity retained by the Company. Transfer taxes, if any, will be borne by the Purchaser.

2.7 Market Stand-off. The Purchaser hereby agrees that, if so requested by the Company and the managing underwriter, the Purchaser or its permitted assignee holding Registrable Securities constituting 5% or greater of the then outstanding shares of the Company’s Common Stock shall enter into a customary market stand-off agreement with the Company that restricts sales or other transfers of the Registrable Securities during the ninety (90)-day period following the effective date of a specified registration statement of the Company (other than the Registration Statement) filed under the Securities Act.

ARTICLE III

OBLIGATIONS OF THE COMPANY AND THE PURCHASER

3.1 Company Actions. Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company will, as expeditiously as commercially reasonable:

(a) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(b) furnish to the Purchaser such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they reasonably may request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration;

(c) use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as will reasonably be requested by the Purchaser, provided that the Company will not be required in connection therewith or as a condition thereto to qualify to do business, subject the Company to taxes, or to file a general consent to service of process in any such states or jurisdictions;

(d) use all reasonable efforts to cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or quotation system on which the Company’s Common Stock is then listed;

(e) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(f) notify the Purchaser covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

(g) advise the Purchaser promptly (i) when the prospectus or any prospectus supplement relating to the registration statement filed on behalf of the Purchaser or post-effective amendment has been filed, and, with respect to such registration statement or any post-effective amendment thereto, when the same has become effective, (ii) of any request by the Commission for amendments to the registration statement or amendments or supplements relating to the registration statement filed on behalf of the Purchaser to the prospectus or for additional information relating thereto, or (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registration Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes.

3.2 Purchaser Must Furnish Information. The Purchaser may not include any of its Registrable Securities in any Registration Statement pursuant to this Agreement unless and until the Purchaser furnishes to the Company a Questionnaire (attached hereto as Exhibit A) no later than five (5) Business Days before the initial filing date of such Registration Statement.

3.3 Financial Statements in the Ordinary Course. In connection with the registration of the Registrable Securities required pursuant to the provisions hereof, unless required by the SEC, the Company will not be required to include in the registration statement financial statements for any period other than a period for which the Company regularly prepares financial statements in the regular conduct of its business, or to furnish audited financial statements for any period other than its regular fiscal year, or to furnish any such financial statements (audited or unaudited) at any time other than the time when such financial statements are made available by the Company in the regular conduct of its business.

3.4 Compliance with Rule 144. For so long as the Company is subject to the reporting requirements of Section 13 or 15 of the Securities Exchange Act of 1934, as amended (the “1934 Act”) and any of the Registrable Securities are not freely tradable, the Company will use its commercially reasonable efforts to file the reports required to be filed by it under the Securities Act and Section 13(a) or 15(d) of the 1934 Act and the rules and regulations adopted by the SEC thereunder, or, if the Company ceases to be so required to file such reports, it will, upon the request of the Purchaser, (i) make publicly available such information as is necessary to permit sales of the Registrable Securities pursuant to Rule 144 under the Securities Act and (ii) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable the Purchaser to sell their Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

ARTICLE IV

INDEMNIFICATION

If any Registrable Securities are included in a registration statement pursuant to this Agreement:

4.1 By the Company. To the extent permitted by law, the Company will indemnify and hold harmless the Purchaser, directors and officers of the Purchaser, and each person, if any, who controls the Purchaser within the meaning of the Securities Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several)

to which they may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

(a) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any final prospectus contained therein, or any amendments or supplements thereto;

(b) the omission or alleged omission to state in such registration statement, including any final prospectus contained therein, or any amendments or supplements thereto, a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(c) any violation or alleged violation by the Company of the Securities Act, the 34 Act, any state securities laws, or any rule or regulation promulgated under the Securities Act, Exchange Act or state securities laws.

The Company will also reimburse the Purchaser and its officers, directors or controlling persons for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 4.1 will not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent will not be unreasonably withheld, nor will the Company be liable in any such case for any such loss, claim, damage, liability or action (i) to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Purchaser or any of its officers, directors or controlling persona or (ii) if the Registrable Securities in respect of which such loss, claim, damage, liability or action is asserted has been delivered after sale without being accompanied or preceded by a final prospectus.

4.2 By Purchaser. To the extent permitted by law, the Purchaser will indemnify and hold harmless the Company, each of its directors, officers, each person or entity, if any, who controls the Company within the meaning of the Securities Act or the 1934 Act against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, or controlling person may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Purchaser expressly for use in connection with such registration. The Purchaser will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, that the indemnity agreement contained in this Section 4.2 will not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Purchaser, which consent will not be unreasonably withheld; provided, further, that the total amounts payable in indemnity by the Purchaser under this Section 4.2 in respect of any Violation will not exceed the proceeds received by such Purchaser in the registered offering out of which such Violation arises.

4.3 Notice. Promptly after receipt by an indemnified party under this ARTICLE IV of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this ARTICLE IV, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party will have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) will have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if, in the opinion of such indemnifying party’s counsel, representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, will relieve such indemnifying party of any liability to the indemnified party under this ARTICLE IV, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this ARTICLE IV.

4.4 Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (a) the Purchaser or any directors, officers or controlling persons of the Purchaser, makes a claim for indemnification pursuant to this ARTICLE IV but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this ARTICLE IV provides for indemnification in such case, or (b) contribution under the Securities Act may be required on the part of the Purchaser or any directors, officers, or controlling person in circumstances for which indemnification is provided under this ARTICLE IV then, and in each such case, the Company and the Purchaser will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Purchaser is responsible for the portion represented by the public offering price of all securities offered by and sold under such registration statement, and the Company will be responsible for the remaining portion; provided, however, in no case shall the Purchaser be responsible for an aggregate dollar amount in excess of the amount it received in the offering out of which the Violation arises.

ARTICLE V

GENERAL PROVISIONS

5.1 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement will be assigned, in whole or in part, by operation of law or otherwise by the Purchaser without the prior written consent of the Company, provided that the Purchaser may assign such rights to any person or entity to which it concurrently transfers a number of shares of Registrable Securities that constitutes at least 50% of all Registrable Securities then held by the Purchaser, but only if (a) the Purchaser agrees in writing with the permitted transferee or assignee to assign such rights, (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of the name and address of such transferee or assignee and the Registrable Securities with respect to which such registration rights are being transferred or assigned, (c) after such transfer or assignment, the further disposition of such Registrable Securities by such transferee or assignee is restricted under the Securities Act and applicable state securities laws, (d) at or before the time the Company received the written notice contemplated by clause (b) of this sentence, such transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein, (e) the transferee is an “accredited investor” as that term is defined in Rule 501 of Regulation D, and (f) the transfer of Registrable Securities is made in accordance with the provisions of Section 2.5 hereof. This Agreement is binding upon and inures to the benefit of the parties and their permitted successors and assigns, provided, however, that in the event of a merger or consolidation of the Company with or into a company which is not required to file reports with the SEC pursuant to Section 13 and/or 15 of the 1934 Act and in which the Company’s stockholders immediately prior to such event do not retain a majority of the voting power in the surviving corporation, or a sale of all or substantially all of the Company’s assets or all or substantially all of the Company’s issued and outstanding shares of capital stock, the successor or assignee shall have no further obligations under Section 2.1 hereof, and its obligations under Section 2.4 shall be suspended until such time as it has completed an initial public offering of its common stock.

5.2 Notices. All notices, demands and other communications provided for or permitted under this Agreement shall be made in writing and will either be (i) personally delivered, (ii) sent by postage prepaid certified mail, return receipt requested, (iii) delivered by courier service, (iv) transmitted by facsimile with confirmation of receipt by telephone, or (v) transmitted by e-mail with confirmation of receipt by telephone, and will be deemed to have been given when received, to:

If to the Company, to:

Roxio, Inc.

455 El Camino Real

Santa Clara, CA 95050

Attention: General Counsel

Facsimile: 408-367-2913

e-mail: growney@roxio.com

with a copy to:

O’Melveny & Myers LLP

2765 Sand Hill Road

Menlo Park, CA 94025

Attention: Karen Dreyfus, Esq.

Facsimile: 650-473-2601

e-mail: kdreyfus@omm.com

If to the Purchaser, to:

Best Buy Enterprise Services, Inc.

7601 Penn Avenue South

Richfield, MN 55423

Attention: Treasurer

Facsimile: 952-430-9981

e-mail: ryan.robinson@bestbuy.com

with a copy to:

Best Buy - Legal Department

7601 Penn Avenue South

Richfield, MN 55423

Attention: General Counsel

Facsimile: 612-292-2323

e-mail: joe.joyce@bestbuy.com

or to such other person or at such other address as either party shall hereafter designate.

5.3 Further Assurances. Each of the parties hereto shall use its reasonable and diligent best efforts to execute such further documents and other papers and perform such further acts as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated herein.

5.4 Modifications, Amendments and Waivers. This Agreement may not be amended, modified or altered except by a written instrument executed by both parties hereto in the same manner in which this Agreement has been executed.

5.5 Entire Agreement. This Agreement, all recitals and exhibits hereto, and the Purchase Agreement and all recitals and exhibits thereto are intended to embody the final, complete and exclusive agreement among the parties with respect to the purchase of the Registrable Securities represented thereby, is intended to supersede all prior agreements, understandings and representations written or oral, with respect thereto, and may not be contradicted by evidence of any such prior or contemporaneous agreement, understanding or representation, whether written or oral.

5.6 Governing Law and Venue. This Agreement is to be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed wholly within such state, and without regard to the conflicts of laws principles thereof.

5.7 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

5.8 Section Headings. The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

5.9 Representation by Counsel. Any rule of law, including but not limited to, Section 1654 of the California Civil Code, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived.

5.10 Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, then such illegality or invalidity shall not affect the validity of the remainder of the Agreement.

5.11 Facsimile Execution and Delivery. A facsimile or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

“COMPANY”

ROXIO, INC.
a Delaware corporation

By:	/s/ WM. CHRISTOPHER GOROG
Name:	Wm. Christopher Gorog
Title:	Chairman and CEO

“PURCHASER”

BEST BUY ENTERPRISE SERVICES, INC.
a Minnesota corporation

By:	/s/ SCOTT YOUNG
Name:	Scott Young
Title:	VP

[Signature Page to Registration Rights Agreement]

EXHIBIT A

Selling Securityholder Questionnaire

ROXIO, INC.

REGISTRATION STATEMENT QUESTIONNAIRE

In connection with the preparation of the Registration Statement, Roxio, Inc., a Delaware corporation (the “Company”), will use the responses to this questionnaire to qualify prospective Purchaser for purposes of United States federal and state securities laws. This is not an offer to sell or the solicitation of an offer to buy securities. Such an offer can be made only by appropriate offering documentation. Any such offer may be conditioned upon your qualification as an accredited Purchaser under federal and state securities laws.

Please complete, sign, date and return one copy of this questionnaire.

All investors (including partnerships, trusts, corporations, etc.) must complete Parts I and IV of this questionnaire.

All investors who are not individuals (including partnerships, trusts, corporations, etc.) must also complete Part II of this questionnaire.

All investors who are individuals must also complete Part III of this questionnaire.

If the answer to any question below is “none” or “not applicable”, please so indicate.

Your answers will be kept confidential at all times. However, by signing this Questionnaire, you agree that the Company may present this Questionnaire to such parties as it deems appropriate to establish the availability of exemptions from registration under state and federal securities laws.

PART I – GENERAL

1. Please state your or your organization’s name exactly as it should appear in the Registration Statement:

2. Please provide the number of shares that you or your organization will beneficially own immediately after Closing, including those Registrable Securities purchased by you or your organization pursuant to this Purchase Agreement and those shares purchased by you or your organization through other transactions:

3. Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates?

☐ Yes                     ☐ No

If yes, please indicate the nature of any such relationships below:

4. Are you (i) an NASD Member (see definition on next page), (ii) a Controlling (see definition) shareholder of an NASD Member, (iii) a Person Associated with a Member of the NASD (see definition), or (iv) an Underwriter or a Related Person (see definition) with respect to the proposed offering; or (b) do you own any shares or other securities of any NASD Member not purchased in the open market; or (c) have you made any outstanding subordinated loans to any NASD Member?

☐ Yes                     ☐ No

If “yes,” please describe below

NASD Member. The term “NASD member” means either any broker or dealer admitted to membership in the National Association of Securities Dealers, Inc. (“NASD”). (NASD Manual, By-laws Article I, Definitions)

Control. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power, either individually or with others, to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise. (Rule 405 under the Securities Act of 1933, as amended)

Person Associated with a member of the NASD. The term “person associated with a member of the NASD” means every sole proprietor, partner, officer, director, branch manager or executive representative of any NASD Member, or any natural person occupying a similar status or performing similar functions, or any natural person engaged in the investment banking or securities business who is directly or indirectly controlling or controlled by a NASD Member, whether or not such person is registered or exempt from registration with the NASD pursuant to its bylaws. (NASD Manual, By-laws Article I, Definitions)

Underwriter or a Related Person. The term “underwriter or a related person” means, with respect to a proposed offering, underwriters, underwriters’ counsel, financial consultants and advisors, finders, members of the selling or distribution group, and any and all other persons associated with or related to any of such persons. (NASD Interpretation)

PART II – NON-INDIVIDUAL INVESTORS

(Please answer Part II only if the purchase of the Registrable Securities is proposed to be undertaken by a corporation, partnership, or other entity.)

1. Identification

Name: (exact name as it will appear on stock certificate):

Address of principal place of business:

State (or Country) of formation or incorporation:

Contact Person:

Telephone Number:

Facsimile Number:

Type of Entity (corporation, partnership, trust, etc.):

Taxpayer or Employer Identification Number:

Was the entity formed for the purpose of this investment?

☐ Yes                                ☐ No

If the answer is yes, all shareholders, partners or other equity owners must complete an Individual Questionnaire as set forth in Part III of this questionnaire. If the above answer is no, please continue completing this form.

2. Proposed Investment

Please indicate the amount of your proposed investment: $                        .

3. Description of Investor

Please check the appropriate box to indicate which of the following accurately describe the nature of the business conducted by the investing entity:

☐	A corporation or partnership with total assets in excess of $5,000,000, not organized for the purpose of this particular investment;

☐	A private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940 (a U.S. venture capital fund which invests primarily through private placements in non-publicly traded securities and makes available (either directly or through co-investors) to the portfolio companies significant guidance concerning management, operations or business objectives);

☐	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301 (c) or (d) of the Small Business Investment Act of 1958;

☐	An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;

☐	A bank as defined in Section 3(a)(2) or a savings and loan association or other institution defined in Section 3(a)(5)(A) of the Securities Act of 1933, acting in either an individual or fiduciary capacity;

☐	An insurance company as defined in Section 2(13) of the Securities Act of 1933;

☐	An employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 (i) whose investment decision is made by a fiduciary which is either a bank, savings and loan association, insurance company, or registered investment advisor, or (ii) whose total assets exceed $5,000,000, or (iii), if a self-directed plan, a plan whose investment decisions are made solely by persons who are accredited investors;

☐	A charitable, religious, educational or other organization described in Section 501(c)(3) of the Internal Revenue Code, not formed for the purpose of this Investment, with total assets in excess of $5,000,000;

☐	A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Securities Act of 1933 and who completed item 4 below of this questionnaire;

☐	An entity not located in the U.S., none of whose equity owners are U.S. citizens or U.S. residents;

☐	A broker or dealer registered under Section 15 of the Securities Exchange Act of 1934;

☐	A plan having assets exceeding $5,000,000 established and maintained by a government agency for its employees; or

☐	Other. (Describe:)

4. Investment Experience

Please provide information detailing the business, financial and investment experience of the entity and investment manager of such entity.

PART III – INDIVIDUAL INVESTORS

(Please answer Part III only if the purchase of the Registrable Securities is proposed to be undertaken by an individual and not a corporation, partnership, or other entity.)

1. Identification

Name: (exact name as it will appear on stock certificate):

Address of primary residence:

Country of Citizenship:

Telephone Number:                                                                                                                                                                            ,

Facsimile Number:

Taxpayer Identification/Social Security Number:

2. Proposed Investment

Please indicate the amount of your proposed investment: $                            .

3. Description of Investor

Please check the appropriate box to indicate which of the following accurately describe the status of the investor:

☐	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his or her purchase exceeds $1,000,000

•	If the above box is checked, please indicate actual net worth: $

☐	A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year

•	If the above box is checked, please indicate actual annual income: $

•	If the above box is checked, please indicate marital status:

☐	Married

☐	Single

☐	Other. (Describe:)

4. Investment Experience

Please provide information detailing the financial and investment experience of the individual investor.

PART IV – SIGNATURE

The above information is true and correct and the undersigned recognizes that the Company and its counsel are relying on the truth and accuracy of such information in relying on an exemption from the registration requirements of the Securities Act of 1933, as amended, and in determining applicable state securities laws and relying on exemptions contained therein. The undersigned agrees to notify the Company promptly of any changes in the foregoing information which may occur prior to the investment.

Executed at                                     , on                             , 2004.

(Signature)

  (Title if for Entity)